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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-73856 on Form S-8 of Delta Air Lines, Inc. of our report dated May 30, 2003, appearing in this Annual Report on Form 11-K of the Comair Savings and Investment Plan for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
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June 27, 2003